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Chase Bank - Retail Card Services Group                                                               Monthly Report
Certificateholders' Statement                                      Chase Credit Card Master Trust
                                                                Series 1997-4

Section 5.2 - Supplement                             Class A      Class B     Collateral                  Total
--------------------------------------------------------------------------------------------------------------------
(i)     Monthly Principal Distributed                            0.00         0.00          0.00                     0.00

(ii)    Monthly Interest Distributed                     3,901,333.33   335,666.67    445,736.61             4,682,736.61
        Deficiency Amounts                                       0.00         0.00                                   0.00
        Additional Interest                                      0.00         0.00                                   0.00
        Accrued and Unpaid Interest                                                         0.00                     0.00

(iii)   Collections of Principal Receivables            50,468,055.55 4,205,671.30  5,407,291.73            60,081,018.57

(iv)    Collections of Finance Charge Receivables        7,552,658.59   629,388.22    809,213.43             8,991,260.23

(v)     Aggregate Amount of Principal Receivables                                                        13,605,002,815.65

                                   Investor Interest   600,000,000.0050,000,000.00 64,285,715.00           714,285,715.00
                                   Adjusted Interest   600,000,000.0050,000,000.00 64,285,715.00           714,285,715.00

                                           Series
        Floating Investor Percentage                5.2501695%  84.00%        7.00%         9.00%                  100.00%
        Fixed Investor Percentage                   5.25%       84.00%        7.00%         9.00%                  100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                              94.85%
               30 to 59 days                                                                                         1.67%
               60 to 89 days                                                                                         1.17%
               90 or more days                                                                                       2.31%
                                        Total Receivables                                                          100.00%

(vii)   Investor Default Amount                          1,816,484.63   151,373.72    194,623.36             2,162,481.70

(viii)  Investor Charge-Offs                                     0.00         0.00          0.00                     0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions               0.00         0.00          0.00

(x)     Servicing Fee                                      400,000.00    33,333.33     42,857.14               476,190.48

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                              14.82%

(xii)   Reallocated Monthly Principal                                         0.00          0.00                     0.00

(xiii)  Closing Investor Interest (Class A Adjusted)   600,000,000.0050,000,000.00 64,285,715.00           714,285,715.00

(xiv)   LIBOR                                                                                                        6.0000%

(xv)    Principal Funding Account Balance                                                                            0.00

(xvi)   Accumulation Shortfall                                                                                       0.00

(xvii)  Principal Funding Investment Proceeds                                                                        0.00

(xviii) Principal Investment Funding Shortfall
                                                                                                      ==============

(xix)   Available Funds                                  7,152,658.59   596,054.88    766,356.29             8,515,069.76

(xx)    Certificate Rate                                         6.1600%      6.3600%       6.6000%

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                                                                                                --------------
                                     Distribution  Distribution Distribution Distribution  Period Type            1
                                                                                                      --------------
            Bond Distributions       Class A       Class B      Collateral   Total


            Beginning Principal        600,000,000.0050,000,000.0064,285,715.00
            Monthly Principal                    0.00         0.00         0.00          0.00
            Monthly Interest             3,901,333.33   335,666.67   445,736.61  4,682,736.61
            Total                        3,901,333.33   335,666.67   445,736.61  4,682,736.61

            Ending Principal           600,000,000.0050,000,000.0064,285,715.00


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